QNB BANK

NONQUALIFIED DEFERRED COMPENSATION PLAN

RECITALS

This Nonqualified Deferred Compensation Plan (the “Plan”) is adopted by QNB Bank (the “Bank”), a Pennsylvania banking corporation and wholly owned subsidiary of QNB Corp., for the benefit of a select group of the Bank's management or highly compensated employees. The purpose of the Plan is to provide a deferred compensation vehicle to which the Bank may credit discretionary amounts on behalf of Participants for recruitment and reward.

The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as may be amended from time to time ("ERISA"). The Bank intends that this Plan shall be construed and interpreted for all purposes as intended to be in compliance with the requirements set forth in Internal Revenue Code Section 409A (“Section 409A”) and the Treasury Regulations issued thereunder.

Accordingly, the Plan is effective as of August 1, 2023.

ARTICLE 1

DEFINITIONS

This Article provides definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meaning:

1.1 “Account” shall mean a bookkeeping account established and maintained by the Bank on behalf of a Participant and shall be used solely as a device to measure and determine the amounts to be paid to a Participant or a Beneficiary under the terms of the Plan. A Participant’s Account balance shall equal: (a) the sum of the Bank Contributions, plus or minus (b) Deemed Investment gains and/or losses credited or debited thereon, less (c) distributions made to the Participant or his or her Beneficiary pursuant to this Plan. The Plan Administrator or Plan recordkeeper shall establish additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant under the Plan.

1.2 “Affiliate” shall mean any corporation, partnership, joint venture, association, or similar organization or entity, other than the Bank, that is a member of a controlled group of corporations in which the Bank is a member, as defined in Code Section 414(b) and all other trade or business (whether or not incorporated) under common control of or with the Bank, as defined in Code Section 414(c).

1.3 “Bank” shall mean QNB Bank, and its successors and assigns, unless otherwise provided in this Plan, or any other corporation or business organization which, with the consent of QNB Bank, or its successors or assigns, assumes the Bank's obligations under this Plan, or any Affiliate which agrees, with the consent of QNB Bank, or its successors or assigns, to become a party to the Plan.

1.4 “Bank Contributions” shall mean the deferred compensation amounts credited on behalf of a Participant by the Bank to the Participant’s Account, as described in Article 3.

1.5 “Beneficiary” or “Beneficiaries” shall mean the person or persons, natural or otherwise, designated by a Participant in accordance with the Plan to receive applicable payments in the event of the death of the Participant prior to the Participant’s receipt of the entire amount credited to his or her Account.

1.6 “Beneficiary Designation Form” shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.7 “Board” shall mean the board of directors of the Bank, as from time to time constituted.

1.8 “Cause” shall mean conduct by a Participant determined by the Bank to be: (a) gross negligence or willful malfeasance in the performance of his or her duties; (b) actions or omissions that harm the Bank and are undertaken or omitted knowingly or are criminal or fraudulent or involve material dishonesty or moral turpitude; (c) being indicted in a court of law for any felony or for a crime involving misuse or misappropriation of Bank funds; or (d) breach of fiduciary duty to the Bank.

1.9 “Claimant” shall mean a Participant or a Beneficiary who believes that he or she is entitled to a benefit under this Plan or is being denied a benefit to which he or she is entitled hereunder.

1.10 “Code” shall mean the U.S. Internal Revenue Code of 1986 and the Treasury Regulations or other authoritative guidance issued thereunder, as amended from time to time.

1.11 “Deemed Investment” shall mean the notional conversion of the balance held in a Participant’s Account(s) into shares or units of the Deemed Investment Options that are used as measuring devices for determining the value of a Participant’s Account(s).

1.12 “Deemed Investment Options” shall mean the hypothetical securities or other investments described under Section 4.1 from which the Plan Administrator may select to be used as measuring devices to determine the Deemed Investment gains or losses of the Participant’s Account(s). A Participant shall have no real or beneficial ownership in the Deemed Investment Options or any other asset of the Bank resulting from participation in the Plan.

1.13 “Disability” or “Disabled” shall mean a condition of a Participant whereby he or she has been deemed totally disabled by the Social Security Administration or has been determined to be disabled in accordance with a long-term disability insurance program of the Bank, provided that the program covers the Participant and the definition of disability applied under such program complies with Code Section 409A. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or disability insurance provider’s determination

1.14 “Effective Date” shall mean August 1, 2023.

1.15 “Eligibility Date” shall mean the date designated by the Plan Administrator on which an Eligible Employee shall become eligible to participate in the Plan.

1.16 “Eligible Employee” shall mean for any calendar year (or applicable portion of a calendar year), an Employee who is determined by the Bank, or its designee, to be eligible to participate in the Plan.

1.17 “Employee” shall mean an individual who provides services to the Bank in the capacity of a common law employee of the Bank

1.18 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations and guidance promulgated thereunder.

1.19 “Participant” shall mean an Eligible Employee of the Bank who has met the requirements of participation under Article 2 and who participates in the Plan in accordance with the terms and conditions of the Plan.

1.20 “Participation Agreement” shall mean the agreement executed by the Eligible Employee whereby the Eligible Employee agrees to participate in the Plan.

1.21 “Plan” shall mean the QNB Bank Nonqualified Deferred Compensation Plan, as evidenced by this written instrument and Participation Agreements, as amended from time to time. For purposes of applying Code Section 409A requirements, the benefit of each Participant under this Plan is a nonelective account balance plan under Treasury Regulation §1.409A-1(c)(2)(i)(B).

1.22 “Plan Administrator” shall mean the Bank or such committee or person as the Bank shall appoint. A Participant may not vote in any Bank decision relating solely to his or her individual benefits under this Plan.

1.23 “Plan Year” shall mean, for the first Plan Year, the period beginning on the Effective Date and ending December 31 of the same calendar year, and thereafter shall mean a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.24 “Retirement Age” shall mean age sixty-five (65), unless otherwise described in a Participant’s Participation Agreement.

1.25 “Section 409A” shall mean Code Section 409A and the Treasury Regulations or other authoritative guidance issued thereunder.

1.26 “Separation from Service” or “Separates from Service” shall mean an anticipated permanent reduction in the level of bona fide services to be performed by a Participant to twenty percent (20%) or less of the average level of bona fide services performed by the Participant over the immediately preceding 36-month period (or the full period during which the Participant performed services for the Bank, if that is less than 36 months). Whether a Participant has had a Separation from Service shall be determined pursuant to Treasury Regulation Section 1.409A-1(h).

1.27 “Specified Employee” shall mean a Participant meets the definition of a “key employee” as such term is defined in Code Section 416(i)(1)(A)(i), (ii) or (iii) (without regard to the Treasury Regulations thereunder and Section 416(i)(5)). However, a Participant is not a Specified Employee unless any stock of the Bank or QNB Corp. is publicly traded on an established securities market or otherwise, as defined in Treasury Regulation §1.897-1(m). If a Participant is a key employee at any time during the twelve (12) months ending on December 31, the identification date, the Participant is a Specified Employee for the twelve (12) month period ending on the first day of the fourth month following the identification date. The determination of a Participant as a Specified Employee shall be made by the Plan Administrator in accordance with Code Section 416(i) and the “specified employee” requirements of Section 409A.

1.28 “Treasury Regulation” or “Treasury Regulations” shall mean the regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, as they may be amended from time to time.

1.29 “Valuation Date” shall mean the date through which Deemed Investment gains and/or losses are credited or debited to a Participant’s Account. The Valuation Date shall be as close to the payout or other event triggering valuation as is administratively feasible. The Valuation Date shall be interpreted as each day at the close of business of the New York Stock Exchange (currently 4:00 p.m. Eastern Time), on days that the New York Stock Exchange is open for trading or any other day on which there is sufficient trading in securities of the applicable fund to materially affect the unit value of the fund and the corresponding unit value of the Participant's Deemed Investment Option(s).

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1 Selection. Participation in this Plan shall be limited to those Eligible Employees of the Bank or Affiliates, as determined by the Plan Administrator in its sole and absolute discretion.

2.2 Enrollment Requirements. As a condition of participation in this Plan, each Eligible Employee shall complete, execute, and submit to the Plan Administrator a Participation Agreement, and any other election forms required by the Plan Administrator within the time specified by the Plan Administrator in accordance with the terms and conditions of the Plan. In addition, the Plan Administrator shall establish such other enrollment requirements as it determines necessary or advisable.

2.3 Re-employment. The re-employment of a former Participant by the Bank shall not entitle such individual to become a Participant hereunder. Such individual shall not become a Participant until the individual is again designated as an Eligible Employee in accordance with Section 2.1. If a Participant who has experienced a Separation from Service is receiving installment distributions pursuant to the terms of the Plan and is re-employed by the Bank, distributions due to the Participant shall not be suspended.

2.4 Termination of Active Participation. The Plan Administrator may remove an Eligible Employee from further active participation in the Plan at its discretion. If this occurs, a Participant shall not have additional amounts credited to the Account. Such individual shall continue to be subject to all the terms and conditions of the Plan, including the crediting or debiting of Deemed Investment gains or losses, as described in Article 4, until the amounts credited or debited to a Participant’s Account(s) are distributed or forfeited. A Participant will cease to be a Participant as of the date on which his or her entire Account balance has been distributed or forfeited.

ARTICLE 3

BANK CONTRIBUTIONS

3.1 Bank Contributions. Bank Contributions credited to a Participant’s Account for a particular Plan Year shall be an amount (if any) determined by the Bank in its discretion. The amount so credited on behalf of a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a given Plan Year may be zero. No Participant shall have a right to compel the Bank to credit a Bank Contribution and no Participant shall have the right to share in any such contribution for any year unless selected by the Plan Administrator in its sole and absolute discretion. Bank Contributions for any given Plan Year under this Section shall be credited to the applicable Participant’s Account, as provided herein, at such time or times established by the Plan Administrator in its sole discretion.

ARTICLE 4

DEEMED INVESTMENT GAINS OR LOSSES

4.1 Deemed Investment Options. The Plan Administrator will determine the available Deemed Investment Options for purposes of crediting or debiting the Deemed Investment gains or losses to a Participant’s Account. The Plan Administrator may discontinue, substitute, or add Deemed Investment Options in its sole discretion on a prospective basis. Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practicable. The Deemed Investment Options are to be used for measurement purposes only, and the Plan Administrator’s selection of any such Deemed Investment Option, the allocation of such Deemed Investment Options to the Account, the calculation of additional amounts, and the crediting or debiting of such amounts to the Account shall not be considered or construed in any manner as an actual investment of the Account. The Plan Administrator will not be responsible in any manner to any Participant, Beneficiary or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any designation or elimination of a Deemed Investment Option. Without limiting the foregoing, the Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Administrator.

The Participant (or Beneficiary, if applicable) shall at all times remain an unsecured creditor of the Bank. Any liability or obligation of the Bank to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan.

4.2 Allocation of Deemed Investment Options. The Plan Administrator shall decide how Bank Contributions shall be deemed to be invested among the Deemed Investment Options in its sole discretion. The Plan Administrator may elect to index the value of the Account to one Deemed Investment Option or by allocating percentages of the Deemed Investment Options to the Account, equal to one hundred percent (100%). As of each Valuation Date, the Account will be credited or debited to reflect the performance of the Deemed Investment Options elected by the Plan Administrator. If a Deemed Investment Option sustains a loss, the Account shall be reduced to reflect such loss.

4.3 Participant Responsibilities. A Participant, as a condition of participation in the Plan, agrees to indemnify and hold harmless the Plan Administrator and the Bank from any losses or damages of any kind relating to the Deemed Investment election of the Account.

4.4 Valuation of Account(s). A Participant’s Account(s) as of each Valuation Date shall consist of the balance of the Participant’s Account(s) as of the immediately preceding Valuation Date, plus (or minus) Deemed Investment gains or losses, minus the amount of any distributions made and any applicable tax withheld since the immediately preceding Valuation Date.

4.5 No Required Investment of Bank Assets. Notwithstanding anything contained herein to the contrary, the Bank reserves the right to invest its assets, including any assets that may have been set aside for the purpose of funding the benefits to be provided under the Plan, at its own discretion, and such assets shall remain the property of the Bank, subject to the claims of the general creditors of the Bank, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Bank.

ARTICLE 5

VESTING / FORFEITURES / TAXES / FEES

5.1 Vesting. Unless otherwise described in a Participant’s Participation Agreement, a Participant is one hundred percent (100%) vested in his or her Account upon the Participant’s Eligibility Date.

5.2 Forfeitures. In the event a Participant’s employment is terminated for Cause, no benefits of any kind will be due or payable by the Bank under the terms of this Plan and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. Additionally, a Participant will forfeit any portion of his or her Account that is unvested upon Separation from Service.

5.3 Removal. Notwithstanding any provision of this Plan to the contrary, the Bank shall not distribute any benefit under this Plan if a Participant is subject to a final removal or prohibition order issued by an appropriate banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4 Taxes and Withholding. Bank Contributions (including earnings thereon) are subject to the Federal

Insurance Contribution Act (FICA) and the Federal Unemployment Tax Act (FUTA) to the extent provided under applicable Code provisions, and benefits payable under the Plan are subject to all applicable federal, state, city, income, employment or other taxes as may be required to be withheld or paid. A Participant is solely responsible for the payment of all individual tax liabilities relating to any such benefits.

ARTICLE 6

PAYMENT OF BENEFITS

6.1 Payments in General.

(a) Amount of Benefit. A Participant (or, in the event of the death of a Participant, the Participant’s Beneficiary) shall be entitled to a benefit equal to the Participant’s vested Account balance as of the earliest payment event to occur under the terms of this Article 6.

(b) Source of Payments. All payments made under the Plan shall be made in cash from the Bank’s general assets.

(c) Changes in Time or Form of Payment. If approved by the Bank, a Participant may delay the time of a payment or change the form of a payment as expressly provided under this Section 6.1(c) and Section 409A (hereinafter, a “Subsequent Deferral Election”). A Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays or changes payment is permitted only if all of the following requirements are met:

(i) The Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the Subsequent Deferral Election is made and approved by the Plan Administrator;

(ii) If the Subsequent Deferral Election relates to a payment based on Separation from Service or at a specified time, the Subsequent Deferral Election must result in payment being deferred for a period of not less than five (5) years from the date the first amount was scheduled to be paid;

(iii) If the Subsequent Deferral Election relates to a payment at a specified time, the Participant must make the Subsequent Deferral Election not less than twelve (12) months before the date the first amount was scheduled to be paid.

For purposes of applying a Subsequent Deferral Election, installment payments shall be treated as a “single payment.” Any election made pursuant to this Section shall be made on such election forms or electronic media as is required by the Plan Administrator, in accordance with the rules established by the Plan Administrator and shall comply with all requirements of Section 409A.

(d) Calculation of Installments. To calculate installments, a Participant’s vested Account balance as of the date immediately prior to the first installment shall be divided by the number of installments to be paid to the Participant. Each January 1st thereafter, the installments shall be recalculated using the preceding December 31st Account balance divided by the remaining installments to be made. Any unpaid Account balance shall continue to be deemed to be invested, in which case any deemed income, gains, losses, or expenses shall be reflected in the actual payments. Notwithstanding the foregoing, if a Participant’s vested Account balance is equal to or less than thirty thousand dollars ($30,000) at the due date of the first installment, payment shall instead be made in a lump sum and no installments shall be available hereunder.

(e) Participant Elections. Within thirty (30) days following a Participant’s Eligibility Date, the Participant must elect to be paid in a lump sum or up to ten (10) years in monthly installments for every payment event; and for a Separation from Service prior to Retirement Age, a Participant must elect to be paid on the first day of the second month following Separation from Service or the first day of the second month following attainment of age sixty-five (65).

6.2 Separation from Service.

(a) Prior to Retirement Age. In the event of a Participant’s Separation from Service (other than for Cause or death) prior to Retirement Age, the Bank shall pay to the Participant his or her vested Account balance in the form of payment elected by the Participant in accordance with Section 6.1(e). Payment shall be made or commence, as applicable, on the date elected by the Participant in accordance with Section 6.1(e). Vesting shall be calculated as of the date of Separation from Service, and installments, if applicable, shall be calculated in accordance with Section 6.1(d).

(b) On or After Retirement Age. In the event of a Participant’s Separation from Service (other than for Cause or death) on or after Retirement Age, the Bank shall pay to the Participant his or her vested Account balance in the form of payment elected by the Participant in accordance with Section 6.1(e). Payment shall be made or commence on the first day of the second month following the date of the Participant’s Separation from Service, with subsequent installments, if any, paid each month thereafter. Vesting shall be calculated as of the date of the Participant’s Separation from Service, and installments, if applicable, shall be calculated in accordance with Section 6.1(d).

6.3 Disability. In the event a Participant becomes Disabled while employed by the Bank, the Bank shall pay to the Participant his or her vested Account balance in the form of payment elected by the Participant in accordance with Section 6.1(e). Payment shall be made or commence, as applicable, on the first day of the second month following the later of the Participant’s Disability or attainment of the Participant’s full Social Security Retirement Age. Subsequent installments, if any, shall be paid each month thereafter. Vesting shall be calculated as of the date of Disability, and installments, if applicable, shall be calculated in accordance with Section 6.1(d).

6.4 Death.

(a) While Employed. In the event a Participant dies while employed by the Bank, the Bank shall pay to the Participant’s Beneficiary the Participant’s vested Account balance in the form of payment elected by the Participant in accordance with Section 6.1(e). Payment shall be made or commence on the first day of the second month following the date of the Participant’s death, with subsequent installments, if any, paid each month thereafter. Vesting shall be calculated as of the date of the Participant’s death, and installments, if applicable, shall be calculated in accordance with Section 6.1(d).

(b) During Installments. In the event a Participant dies after installments have commenced but prior to receiving all installments owed under the Plan, the Bank shall continue to pay any remaining installments to the Participant’s Beneficiary in accordance with the schedule the installments would have otherwise been paid to the Participant.

(c) During a Delay. In the event a Participant dies after becoming entitled to a benefit but prior to the commencement of payment, a Participant’s Beneficiary shall be paid the same benefit to which the Participant was entitled except that the distribution shall be made in accordance with the Participant’s distribution election for death under Section 6.4(a). Payment shall be made or commence, as applicable, on the first day of the second month following the date of the Participant’s death, with subsequent installments, if any, paid each month thereafter.

6.5 6-Month Delay for Specified Employees. Solely to the extent necessary to avoid penalties under Section 409A, payments to be made as a result of a Separation from Service under this Article may not commence earlier than six (6) months after the Participant’s Separation from Service if, pursuant to Section 409A, the Participant is considered a Specified Employee. In the event a distribution is delayed pursuant to this paragraph, any amounts otherwise payable during the six months shall be accumulated and paid in a lump sum on the first day of the seventh month following Separation from Service.

6.6 Permissible Payment Accelerations. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank (without any direct or indirect election on the part of any Participant), in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) in the following circumstances: (a) in limited cashouts (but not in excess of the limit under Code Section 402(g)(1)(B)); (b) to pay employment-related taxes; or (c) to pay any taxes that may become due at any time that the Plan fails to meet the requirements of Section 409A (but in no case shall such payments exceed the amount to be included in income as a result of the failure to comply with the requirements of Section 409A).

6.7 Unsecured General Creditor Status of Participant.

(a) The establishment of this Plan does not represent an employment contract between the Bank and a Participant and shall not be construed as giving any Participant the right to be retained in the Bank’s service or employ, or the right to receive any benefit not specifically provided by the Plan. Neither Participants nor Beneficiaries shall have any interest in a benefit provided under this Plan, until such benefit is distributed in accordance with the Plan. Until paid to the Participant or Beneficiary, all assets required to fund this Plan shall remain the sole property of the Bank, subject to the claim of its general creditors. With respect to amounts to be paid to a Participant or his or her Beneficiaries hereunder, the Participant and his or her Beneficiaries are each a general unsecured creditor of the Bank.

(b) In the event that the Bank purchases an insurance policy or policies insuring the life of a Participant, to allow the Bank to recover or meet the cost of providing benefits, in whole or in part, hereunder, the Participant or Beneficiary shall not have any rights whatsoever in said policy or the proceeds. The Bank, or trust (if any), shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein. The Participant further agrees to sign any forms and consent necessary for such life insurance, including the consent under Code Section 101(j), for the Bank or trust (as applicable), to be owner and beneficiary of the insurance on the Participant’s life.

(c) In the event that the Bank purchases an insurance policy or policies on the life of a Participant as provided for above, then all of such policies shall be subject to the claims of the creditors of the Bank.

(d) If the Bank chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Bank or the insurance company designated by the Bank.

6.8 Discharge of Obligations. The payment to a Participant or his or her Beneficiary of the Account in full shall discharge all obligations of the Bank to such Participant or Beneficiary under the Plan with respect to the Participant’s Account.

ARTICLE 7

BENEFICIARY DESIGNATION

7.1 Designation of Beneficiaries.

(a) Each Participant may designate on a Beneficiary Designation Form any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant’s lifetime.

(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Bank shall pay the benefit payment to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stirpes, and if there are no living descendants, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Bank may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.

(c) A Participant’s designation of a Beneficiary will not be revoked or changed automatically by any future marriage or divorce. Should the Participant wish to change the designated Beneficiary in the event of a future marriage or divorce, the Participant must do so by filing a new Beneficiary Designation Form with the Plan Administrator.

(d) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, as determined by the Plan Administrator in its discretion, the Bank may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Bank deems to be appropriate.

7.2 Information to be furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Bank’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Bank shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.

7.3 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person legally declared incompetent, or to a person legally deemed incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to payment of the benefit. Any distribution of a benefit shall be a distribution for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such distribution amount.

ARTICLE 8

PLAN AMENDMENT

8.1 Right to Amend. Subject to Section 409A, the Bank shall have the right to unilaterally amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount described hereunder prior to the date of the amendment without written consent of the Participant or Beneficiary.

8.2 Amendments Required By Law. Notwithstanding the provisions of Section 8.1, the Plan may be unilaterally amended by the Bank without consent from Participants or Beneficiaries at any time, retroactively if required, if found necessary, in the opinion of the Bank, in order to ensure that the Plan is characterized as a “tophat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A and to conform the Plan to the requirements of any other applicable law (including ERISA and the Code).

ARTICLE 9

PLAN TERMINATION

9.1 Bank’s Right to Suspend Plan. Although the Bank anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee it will do so. The Bank reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, in its sole discretion. In the event of a suspension of the Plan, during the period of the suspension, the Bank shall continue all aspects of the Plan other than crediting of Contribution amounts. Payments of distributions will continue to be made during the period of the suspension in accordance with Article 6.

9.2 Plan Termination and Liquidation under Section 409A. Notwithstanding anything to the contrary in Section 9.1, any acceleration of the payment of benefits due to Plan termination and liquidation shall comply with the following subparagraphs, but only as permitted in accordance with Section 409A and Treasury Regulation §1.409A-3(j)(4)(ix). The Bank may distribute the vested balance of all Accounts, determined as of the date of the termination of the Plan, to Participants subject to the terms below.

(a) Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulation §1.409A-1(c) if a Participant participated in such arrangements (“Similar Arrangements”), provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Bank; (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination; and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Plan.

(b) Upon the Bank’s dissolution taxed under Code Section 331, or with approval of a bankruptcy court, provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable; or

(c) Within thirty (30) days before or twelve (12) months following a “change in control,” as defined in Treasury Regulation §1.409A-3(i)(5), provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Bank’s Similar Arrangements are terminated so the Participant and all participants in the Similar Arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the Plan.

ARTICLE 10

PLAN ADMINISTRATION

10.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by the Bank, the Participants, or Beneficiaries. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

10.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a) To construe and interpret the terms and provisions of this Plan and to reconcile any inconsistency, in its sole and absolute discretion;

(b) To compute and certify the amount payable to a Participant and his or her Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(c) To maintain all records that may be necessary for the administration of this Plan;

(d) To provide for the disclosure of all information and the filing or provision of all reports and statements to a Participant, Beneficiaries, and governmental agencies as shall be required by law;

(e) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan so long as such rules or procedures are not inconsistent with the terms hereof;

(f) To administer this Plan’s claims procedures;

(g) To approve the forms and procedures for use under this Plan; and

(h) To employ such persons or organizations, including without limitation, actuaries, attorneys, accountants, independent fiduciaries, recordkeepers and administrative consultants, to render advice or perform services with respect to the responsibilities of the Plan Administrator under the Plan.

10.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

10.4 Compensation and Expenses. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Bank to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of this Plan shall be paid by the Bank.

10.5 Compliance with Section 409A.

(a) Notwithstanding anything contained herein to the contrary, the interpretation and distribution of Participants’ benefits under the Plan are intended to comply with all applicable provisions of Section 409A and the regulations and guidance promulgated thereunder, or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes. Any defined terms shall be construed consistent with Section 409A and any terms not specifically defined shall have the meaning set forth in Section 409A.

(b) The intent of this Section is to ensure that a Participant is not subject to any tax liability or interest penalty, by reason of the application of Code Section 409A(a)(1) as a result of any failure to comply with all the requirements of Section 409A, and this Section shall be interpreted in light of, and consistent with, such requirements. This Section shall apply to distributions under the Plan, but only to the extent required in order to avoid taxation of, or interest penalties on, the Participant under Section 409A. These rules shall also be deemed modified or supplemented by such other rules as may be necessary, from time to time, to comply with Section 409A. Notwithstanding the foregoing, neither the Bank nor the Plan Administrator shall provide any guarantee that this Plan is compliant with Section 409A in form or operation and neither the Bank nor the Plan Administrator shall have any liability to any Participant on account of such Participant incurring additional taxes or penalties as a result of a failure to comply with Section 409A.

ARTICLE 11

CLAIMS PROCEDURES

11.1 Claims Procedure. This Article is based on Department of Labor Regulation §2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail. A Claimant who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

(a) Initiation - Written Claim. The Claimant initiates a claim by submitting a written request for the benefits to the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to Disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee).

(b) Timing of Bank Response. The Plan Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing prior to the end of the initial 90-day period that an additional period is required. In the event that the claim for benefits pertains to Disability, the Plan Administrator shall provide written response within forty-five (45) days, but can extend this response period by an additional thirty (30) days, if necessary, due to circumstances beyond the Plan Administrator’s control. Any notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.

(c) Notice of Decision. If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator shall notify the Claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(i) The specific reasons for the denial;

(ii) A reference to the specific provisions of the Plan on which the denial is based;

(iii) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed;

(iv) An explanation of the Plan's review procedures and the time limits applicable to such procedures; and

(v) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

11.2 Review Procedure. If the Plan Administrator denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

(a) Initiation - Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

(b) Review of a Disability Benefit Claim. If the Claimant’s initial claim is for Disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s).

(c) Additional Submissions-Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan

Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

(d) Considerations on Review. In considering the review, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for Disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

(e) Timing of Bank Response. The Plan Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

(f) Notice of Decision. The Plan Administrator shall notify the Claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(i)
The specific reasons for the denial;
(ii)
A reference to the specific provisions of the Plan on which the denial is based;
(iii)
A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and
(iv)
A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

11.3 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

11.4 Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

11.5 Failure of Plan to Follow Procedures. If the Plan fails to establish or follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to immediately pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

11.6 Arbitration. If a Claimant continues to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then the Claimant must submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the Claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination. Where a dispute arises as to the Bank’s discharge of a Participant for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

ARTICLE 12

MISCELLANEOUS

12.1 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.2 Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct.

12.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Bank and a Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Bank as an Employee or otherwise or to interfere with the right of the Bank to discipline or discharge a Participant at any time.

12.4 Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law (except and to the extent preempted by applicable federal law).

12.5 Notice. Any notice or filing required or permitted under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail or overnight delivery service to the Bank’s address. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, or overnight delivery service as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail or overnight delivery service, to the last known address of the Participant.

12.6 Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Bank. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.

12.7 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Bank upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid.

IN WITNESS WHEREOF, the Bank executes this Plan as of the date first written above.

QNB BANK:

By: /s/ David Freeman

Title: President/CEO

Printed Name: David Freeman